Exhibit (h)(14)(i)

FORM OF RULE 12d1-4 ETF

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT, dated as of January 19, 2022, between 1290 Funds and EQ Advisors Trust (together, the “Investing Company”), on behalf of each of their series listed on Schedule A, severally and not jointly (each, an “Acquiring Fund”), and the J.P. Morgan Exchange-Traded Fund Trust (the “Trust”), on behalf of each series of the Trust listed on Schedule A, severally and not jointly (each, an “Acquired Fund” and together with the Acquiring Fund[s], the “Funds”).

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, and Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule;

WHEREAS, an Acquiring Fund intends, from time to time, to invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule;

WHEREAS, one or more Acquiring Funds currently invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on exemptive relief obtained by the Trust, pursuant to an existing agreement (the “Participation Agreement”) between the Investing Company and the Trust governing such investments; and

NOW THEREFORE, in accordance with the Rule, the Investing Company, on behalf of the Acquiring Funds, and the Trust, on behalf of the Acquired Funds, desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule.

1.	Terms of Investment

(a)

In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund’s investment adviser or sub-adviser with making the required findings under the Rule, each Acquiring Fund and each Acquired Fund agree as follows:

(i) In-kind redemptions. Each Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the relevant Acquired Fund’s then-current registration statement, as amended or supplemented from time to time, and Rule 6c-11, the Acquired Fund may honor any redemption request from an Authorized Participant acting as an intermediary to execute the Acquiring Fund’s transaction partially or wholly in-kind.

(ii) Timing/advance notice of redemptions. Only upon the request of the relevant Acquired Fund, the Acquiring Fund will use reasonable efforts to spread orders given to an Authorized Participant that reasonably are expected to result in that Authorized Participant redeeming shares from the Acquired Fund (greater than 3% of the Acquired Fund’s total outstanding shares) over multiple days or to provide advance notification of such orders to the Acquired Fund whenever practicable and only if consistent with the Acquiring Fund’s and its shareholders’ best interests. Each Acquired Fund acknowledges and agrees that any notification provided pursuant to the foregoing is not a commitment to sell the Acquired Fund shares and constitutes an estimate that may differ materially from the amount, timing and manner in which a redemption request is submitted, if any. The Acquiring Fund and Acquired Fund each acknowledge and agree that this voluntary notification provision does not apply to trades placed by the Acquiring Fund in secondary markets.

(iii) Scale of investment. Upon request by an Acquired Fund, the relevant Acquiring Fund will provide summary information regarding the anticipated timeline of its investments in the Acquired Fund, the scale of its contemplated investments in the Acquired Fund and its current level of investments in the Acquired Fund.

(b)

In order to assist an Acquiring Fund’s investment adviser or sub-adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide the Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule. The parties agree that, absent unusual circumstances, such information shall be limited to information contained in the relevant Acquired Fund’s then-current registration statements, as amended or supplemented from time to time, and shareholder reports.

(c)	Prior to the time of its investment in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A)(i) of the 1940 Act, the Acquiring Fund will notify the Acquired Fund of such investment.

2.	Representations of the Acquired Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement;

3.	Representations of the Acquiring Funds.

(a)	In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

(b)

No Acquiring Fund or affiliated person (as defined in the 1940 Act) of an Acquiring Fund (each, an “Acquiring Fund Affiliate”) will cause any existing or potential investment by the Acquiring Fund in an Acquired Fund to influence the terms of any services or transactions between or among the Acquiring Fund or Acquiring Fund Affiliates and the Acquired Fund or an affiliated person of an Acquired Fund.

(c)

The Investing Company, on behalf of each Acquiring Fund, acknowledges and agrees that each Acquiring Fund and its Acquiring Fund Affiliates will only be entitled to receive information about an Acquired Fund that such Acquired Fund is permitted to give any of its other shareholders.

(d)

Notwithstanding anything herein to the contrary, any Acquiring Fund that has an “affiliated person” (as defined under the 1940 Act) that is: (i) a broker-dealer, (ii) a broker-dealer or bank that borrows as part of a securities lending program, or (iii) a futures commission merchant or a swap dealer, will: (a) not make an investment in an Acquired Fund that causes such Acquiring Fund to hold 5% or more of such Acquired Fund’s total outstanding voting securities without prior approval from the Acquired Fund, and (b) notify the Acquired Fund if any investment by the Acquiring Fund that complied with (a) at the time of purchase no longer complies.

4.	Indemnification.

(a)

Each Acquiring Fund, severally and not jointly, agrees to hold harmless, indemnify and defend the Acquired Funds and the Trust, including any of their principals, directors or trustees, officers, employees and agents (each, a “Trust Agent”), against and from any and all losses, expenses or liabilities incurred by or claims or actions (together, “Claims”) asserted against the Acquired Funds and/or the Trust, including any Trust Agent, to the extent such Claims result from (i) a violation or alleged violation by an Acquiring Fund or any principals, directors or trustees, officers, employees or agents of the Investing Company (each, an “Investing Company Agent”) of any provision of this Agreement, or (ii) a violation or alleged violation by an Acquiring Fund or an Investing Company Agent of the terms and conditions of the Rule, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims.

(b)

No party to this Agreement shall be liable under this indemnification provision with respect to any special or consequential damages or any losses, claims, damages, or liabilities to which an indemnified party would otherwise be subject by reason of such indemnified party’s willful misfeasance, bad faith, or gross negligence in the performance of such indemnified party’s duties or by reason of such indemnified party’s reckless disregard of its obligations or duties under this Agreement or the Rule.

5.	Miscellaneous.

(a)	The parties hereby mutually agree to terminate the Participation Agreement as of the date hereof and waive any notice required for termination as set forth therein.

(b)

The Trust hereby consents to the use of its name, the name of each Acquired Fund and the names of their affiliates as part of a list of investment companies in which the Acquiring Fund invests in the Acquiring Funds’ disclosure documents, shareholder communications, advertising, sales literature and similar communications. The Investing Company, on behalf of each Acquiring Fund, agrees that it will make no public representation concerning an Acquired Fund or its affiliates not included in the Acquired Fund’s then-current registration statement or in any authorized supplemental sales materials supplied to the Acquiring Fund by an Acquired Fund or its agent.

(c)

It is understood that the name of each party to this Agreement, and any derivatives thereof or logos associated with that name is the valuable property of the party in question and/or its affiliates, and that each other party has the right to use such names pursuant to the relationship created by this Agreement only so long as this Agreement shall continue in effect. Upon termination of this Agreement, the parties shall forthwith cease to use the names of the other parties (or any derivative or logo) as appropriate and to the extent that continued use is not required by applicable laws, rules and regulations.

(d)

Several Liability. In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Fund that is involved in the matter in controversy and not to any other series of the Investing Company. In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Fund that is involved in the matter in controversy and not to any other series of the Trust.

(e)

Counterparts. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which collectively constitute only one Agreement. The signatures of all of the parties need not appear on the same counterpart. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties.

(f)	Use of Terms. Unless indicated otherwise, any term used but not defined in this Agreement shall be construed as defined in or interpreted under the Rule.

(g)

Severability. If any provision of this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

(h)

Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations.

(i)	This Agreement shall be construed in accordance with the laws of the State of New York.

6.	Notices.

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Acquiring Fund:	If to the Acquired Fund:

EQ Advisors Trust c/o Equitable Investment Management 1290 Avenue of the Americas, 16th Floor New York, NY 10104 Email: FMG-Compliance@equitable.com

JPMorgan Asset Management

1111 Polaris Parkway

Columbus, Ohio 43240

Attn: Contract Administration

JPMFunds.Contracts@jpmorgan.com

With a copy to:

JPMorgan Asset Management

Attn: Exchange-Traded Funds Legal

277 Park Avenue

New York, NY 10172

7.	Term and Termination; Assignment; Amendment

(a)

This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in Acquired Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 7(b).

(b)

This Agreement shall continue until terminated in writing by either party upon 60 days’ notice to the other party, provided however, that the provisions of Section 4 shall survive the termination of this Agreement. Upon termination of this Agreement, an Acquiring Fund may not purchase additional shares of an Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

(c)	This Agreement may not be assigned by either party without the prior written consent of the other.

(d)

With the exception of additions to Schedule A, which may be amended via email notification to the contact identified in Paragraph 6 of this Agreement, no amendment, modification, or supplement of any provision of this Agreement will be valid or effective unless made in writing signed by a duly authorized representative of each party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

J.P. Morgan Exchange-Traded Fund Trust

Paul Shield	Paul Shield	/s/ Paul Shield
Name of Authorized Signer	Print	Signature
Title: Senior Vice President and Chief Investment Officer Assistant Treasurer/Vice President

EQ Advisors Trust

1290 Funds

Kenneth Kozlowski	Kenneth Kozlowski	/s/ Kenneth Kozlowski
Name of Authorized Signer	Print	Signature
Title:

SCHEDULE A

List of Funds to Which the Agreement Applies

Acquired Funds

JPMorgan Active Value ETF

JPMorgan ActiveBuilders Emerging Markets Equity ETF (fka JPM Emerging Mkts Equity Core ETF)

JPMorgan ActiveBuilders International Equity ETF

JPMorgan ActiveBuilders U.S. Large Cap Equity ETF

JPMorgan BetaBuilders 1-5 Year U.S. Aggregate Bond ETF

JPMorgan BetaBuilders Canada ETF

JPMorgan BetaBuilders Developed Asia ex-Japan ETF

JPMorgan BetaBuilders Europe ETF

JPMorgan BetaBuilders International Equity ETF

JPMorgan BetaBuilders Japan ETF

JPMorgan BetaBuilders MSCI US REIT ETF

JPMorgan BetaBuilders U.S. Equity ETF

JPMorgan BetaBuilders U.S. Mid Cap Equity ETF

JPMorgan BetaBuilders U.S. Small Cap Equity ETF

JPMorgan Carbon Transition U.S. Equity ETF

JPMorgan Core Plus Bond ETF

JPMorgan Corporate Bond Research Enhanced ETF

JPMorgan Diversified Return Emerging Markets Equity ETF

JPMorgan Diversified Return International Equity ETF

JPMorgan Diversified Return U.S. Equity ETF

JPMorgan Diversified Return U.S. Mid Cap Equity ETF

JPMorgan Diversified Return U.S. Small Cap Equity ETF

JPMorgan Equity Premium Income ETF

JPMorgan Income ETF

JPMorgan International Bond Opportunities ETF

JPMorgan High Yield Research Enhanced ETF

JPMorgan International Growth ETF

JPMorgan Municipal ETF

JPMorgan Short Duration Core Plus ETF

JPMorgan U.S. Aggregate Bond ETF

JPMorgan U.S. Dividend ETF

JPMorgan U.S. Minimum Volatility ETF

JPMorgan U.S. Momentum Factor ETF

JPMorgan U.S. Quality Factor ETF

JPMorgan U.S. Value Factor ETF

JPMorgan Ultra-Short Income ETF

JPMorgan Ultra-Short Municipal Income ETF

JPMorgan USD Emerging Markets Sovereign Bond ETF

SCHEDULE A - Continued

List of Funds to Which the Agreement Applies

Acquiring Funds

EQ ADVISORS TRUST

1290 VT Convertible Securities Portfolio

1290 VT DoubleLine Dynamic Allocation Portfolio

1290 VT DoubleLine Opportunistic Bond Portfolio

1290 VT Equity Income Portfolio

1290 VT GAMCO Mergers & Acquisitions Portfolio

1290 VT GAMCO Small Company Value Portfolio

1290 VT High Yield Bond Portfolio

1290 VT Low Volatility Global Equity Portfolio

1290 VT Micro Cap Portfolio

1290 VT Moderate Growth Allocation Portfolio

1290 VT Multi-Alternative Strategies Portfolio

1290 VT Natural Resources Portfolio

1290 VT Real Estate Portfolio

1290 VT Small Cap Value Portfolio

1290 VT SmartBeta Equity Portfolio

1290 VT Socially Responsible Portfolio

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

EQ/2000 Managed Volatility Portfolio

EQ/400 Managed Volatility Portfolio

EQ/500 Managed Volatility Portfolio

EQ/AB Dynamic Aggressive Growth Portfolio

EQ/AB Dynamic Growth Portfolio

EQ/AB Dynamic Moderate Growth Portfolio

EQ/AB Short Duration Government Bond Portfolio

EQ/AB Small Cap Growth Portfolio

EQ/AB Sustainable U.S. Thematic Portfolio

EQ/Aggressive Growth Strategy Portfolio

EQ/All Asset Growth Allocation Portfolio

EQ/American Century Mid Cap Value Portfolio

EQ/American Century Moderate Growth Allocation Portfolio

EQ/AXA Investment Managers Moderate Allocation Portfolio

EQ/Balanced Strategy Portfolio

EQ/Capital Group Research Portfolio

EQ/ClearBridge Large Cap Growth Portfolio

EQ/ClearBridge Select Equity Managed Volatility Portfolio

EQ/Common Stock Index Portfolio

EQ/Conservative Growth Strategy Portfolio

EQ/Conservative Strategy Portfolio

EQ/Core Bond Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/Fidelity Institutional AM®Large Cap Portfolio

EQ/First Trust Moderate Growth Allocation Portfolio

EQ/Franklin Growth Allocation Portfolio

EQ/Franklin Moderate Allocation Portfolio

EQ/Franklin Rising Dividends Portfolio

EQ/Franklin Small Cap Value Managed Volatility Portfolio

EQ/Franklin Strategic Income Portfolio

EQ/Global Equity Managed Volatility Portfolio

EQ/Goldman Sachs Growth Allocation Portfolio

EQ/Goldman Sachs Mid Cap Value Portfolio

EQ/Goldman Sachs Moderate Growth Allocation Portfolio

EQ/Growth Strategy Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Core Managed Volatility Portfolio

EQ/International Equity Index Portfolio

EQ/International Managed Volatility Portfolio

EQ/International Value Managed Volatility Portfolio

EQ/Invesco Comstock Portfolio

EQ/Invesco Global Portfolio

EQ/Invesco Global Real Assets Portfolio

EQ/Invesco International Growth Portfolio

EQ/Invesco Moderate Allocation Portfolio

EQ/Invesco Moderate Growth Allocation Portfolio

EQ/Janus Enterprise Portfolio

EQ/JPMorgan Growth Allocation Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core Managed Volatility Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth Managed Volatility Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value Managed Volatility Portfolio

EQ/Lazard Emerging Markets Equity Portfolio

EQ/Long-Term Bond Portfolio

EQ/Loomis Sayles Growth Portfolio

EQ/MFS International Growth Portfolio

EQ/MFS International Intrinsic Value Portfolio

EQ/MFS Mid Cap Focused Growth Portfolio

EQ/MFS Technology Portfolio

EQ/MFS Utilities Series Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value Managed Volatility Portfolio

EQ/Moderate Growth Strategy Portfolio

EQ/Money Market Portfolio

EQ/Morgan Stanley Small Cap Growth Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/PIMCO Real Return Portfolio

EQ/PIMCO Total Return Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

EQ/T. Rowe Price Health Sciences Portfolio

EQ/Ultra Conservative Strategy Portfolio

EQ/Value Equity Portfolio

EQ/Wellington Energy Portfolio

Equitable Growth MF/ETF Portfolio

Equitable Moderate Growth MF/ETF Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Technology Portfolio

1290 FUNDS

1290 Diversified Bond Fund

1290 DoubleLine Dynamic Allocation Fund

1290 GAMCO Small/Mid Cap Value Fund

1290 High Yield Bond Fund

1290 Multi-Alternative Strategies Fund

1290 SmartBeta Equity Fund

1290 Retirement 2020 Fund

1290 Retirement 2025 Fund

1290 Retirement 2030 Fund

1290 Retirement 2035 Fund

1290 Retirement 2040 Fund

1290 Retirement 2045 Fund

1290 Retirement 2050 Fund

1290 Retirement 2055 Fund

1290 Retirement 2060 Fund